Exhibit 10.15

WAIVER AND FIRST AMENDMENT TO FINANCING AGREEMENT

THIS WAIVER AND FIRST AMENDMENT TO FINANCING AGREEMENT (this “Amendment”) is entered into as of March 16, 2007, by and among BODY SHOP OF AMERICA, INC., a Florida corporation (“Body Shop”), CATALOGUE VENTURES, INC., a Florida corporation (“CV,” CV, together with Body Shop and each other Person who becomes a borrower under the Financing Agreement, the “Borrowers”), BODY CENTRAL ACQUISITION CORP., a Delaware corporation (“Parent”), RINZI AIR, L.L.C., a Florida limited liability company (“Rini,” Rinzi, together with Parent and each other Person who becomes a guarantor under the Financing Agreement, the “Guarantors,” such Guarantors, together with the Borrowers, the “Loan Parties”), DYMAS FUNDING COMPANY, LLC, as administrative agent (in such capacity, “Administrative Agent”) for the Lenders, and the financial institutions from time to time party thereto as Lenders.

W I T N E S S E T H:

WHEREAS, Borrowers, Guarantors, Administrative Agent, Lenders and certain other parties thereto have entered into that certain Financing Agreement dated as of October 1, 2006 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”);

WHEREAS, Borrowers have informed Administrative Agent that certain Events of Default have arisen and are continuing (collectively, the “Designated Defaults”) as a result of the failure of the Loan Parties to comply (i) with the provisions of Section 7.03(b) (Fixed Charge Coverage Ratio) of the Financing Agreement by reason of the Parent and its Subsidiaries having a Fixed Charge Coverage Ratio, as determined as at December 31, 2006 for the four consecutive fiscal quarters ending on or about such date, of 0.97 (as opposed to having a Fixed Charge Coverage Ratio, as determined as of such date for such four fiscal quarters ending on or about such date, of not less than 1.05), and (ii) with the provisions of Section 7.03(c)(ii) (Capital Expenditures) of the Financing. Agreement by reason of the Parent and its Subsidiaries making. Capital Expenditures (other than a Point of Sale Capital Expenditures (by purchase or Capitalized Lease)) of $3,516,000 for the six month period ended December 30, 2006 (as opposed to not making such Capital Expenditures in excess of $2,500,000 for such period);

WHEREAS, the parties to the Financing Agreement desire to waive the Designated Defaults; and

WHEREAS, the parties to the Financing Agreement desire to amend the Financing Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

1.                                       Defined Terms.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Financing Agreement.

2.                                       Amendments.  Effective as of the Effective Date, the Financing Agreement is amended as follows:

a.                                       Section 7.01(a) of the Financing Agreement (Reporting Requirements) shall be amended by inserting the following clause (xiv) immediately prior to Section 7.01(b):

(xiv)                         for each fiscal month during the fiscal year ending on or about December 31, 2007, as soon as possible, and in any event within ten (10) Business Days after the end of each such fiscal month, a detailed summary of Borrowers’ same store sales, preliminary aggregate gross profit margins as presented by the merchandising system, estimated month-end cash balance and estimated gross month-end inventory values, such summary to be in form reasonably satisfactory to Administrative Agent in its sole discretion.

b.                                      Section 7.02(0 of the Financing Agreement (Restricted Payments) shall be amended by inserting the following clause (ix) immediately prior to Section 7.02(g):

(ix)                                Parent may repurchase or redeem, and Borrowers may dividend funds to Parent to enable Parent to repurchase or redeem, up to 30,000 shares of the Series C preferred stock of Parent from Ronnie Rosenbaum Family Trust, Marital Trust 1 for Jerrold Rosenbaum, Marital Trust 2 for Jerrold Rosenbaum, Jerrold Rosenbaum, Beth R. Angelo, Laurie I. Bauguss and Curtis Hill (collectively, the “Series C Holders” and each, individually, a “Series C Holder”) for cash consideration of no more than $3,000,000 plus accrued dividends on such Series C preferred stock through the date of such repurchase or redemption, provided all of the following conditions are satisfied:

(A)                              dividends on each issued and outstanding share of Series C preferred stock shall not accrue at a rate in excess of 5%;

(B)                                no Default or Event of Default has occurred and is continuing or would arise as a result of such Restricted Payment;

(C)                                after giving effect to such Restricted Payment, Borrowers’ are in compliance with the covenants set forth in Section 7.03 of the Financing Agreement, as calculated based on information provided in audited financial statements;

(D)                               Administrative Agent shall have received evidence satisfactory to it that Consolidated EBITDA of Parent and its Subsidiaries (i) is equal to or greater than $18,500,000 for the Fiscal Year ending on or about December 31, 2007, as calculated based on information provided in audited financial statements for such fiscal year, or (ii) if Consolidated EBITDA of Parent and its Subsidiaries is not equal to or greater than $18,500,000 for the Fiscal Year ending on or about December 31, 2007, as calculated based on information provided in audited financial statements for such fiscal year, then Consolidated EBITDA of Parent and its Subsidiaries is equal to or greater than $18,500,000 for any two consecutive fiscal quarters occurring after December 31, 2007, as calculated based on information provided in the most recent financial statements provided to Administrative Agent pursuant to Section 7.01 of this Agreement;

(E)                                 the aggregate amount of all such Restricted Payments permitted during the term of the Financing Agreement shall not exceed the sum of $3,000,000 plus all accrued dividends on the Series C preferred stock through the date of such Restricted Payment; and

(F)                                 proceeds of Revolving Loans may not be used to make such Restricted Payment.

c.                                       Section 7.03(a) of the Financing Agreement (Senior Leverage Ratio) shall be amended by deleting the covenant tables contained therein and substituting the following in lieu thereof:

Fiscal Quarter End	Senior Leverage Ratio
December 31, 2006	3.15
March 31, 2007*	3.85
June 30, 2007*	3.75
September 30, 2007*	3.55
December 31, 2007*	2.95
March 31, 2008	2.50
June 30, 2008	2.40
September 30, 2008	2.30
December 31, 2008	2.10
March 31, 2009	2.00
June 30, 2009	1.90
September 30, 2009	1.80
December 31, 2009 and each fiscal quarter thereafter	1.75

Notwithstanding anything to the contrary herein or in the Compliance Certificate, unrestricted cash on hand shall not be included in the calculation of Senior Leverage Ratio for testing periods in 2007.

d.                                      Section 7.03(b) of the Financing Agreement (Fixed Charge Coverage Ratio) shall be amended by deleting the covenant tables contained therein and substituting the following in lieu thereof:

Fiscal Quarter End	Fixed Charge Coverage Ratio
December 31, 2006	1.05
March 31, 2007 **	1.00
June 30, 2007 **	1.00
September 30, 2007 **	1.05
December 31, 2007 **	1.05
March 31, 2008 and each fiscal quarter thereafter	1.10

**                                  If any fiscal quarter set forth below is included in any period for which Fixed Charges are being calculated, the amount set forth below opposite such fiscal month shall be deemed to be Point of Sale Capital Expenditures for such fiscal quarter:

Fiscal Quarter Ended:	Amount:

March 31, 2007	$250,000
June 30, 2007	$250,000
September 30, 2007	$1,250,000
December 31, 2007	$1,250,000

e.                                       Section 7.03(c)(ii) of the Financing Agreement (Capital Expenditures) shall be amended by deleting the covenant tables contained therein and substituting the following in lieu thereof:

Fiscal Year End	Maximum Capital Expenditures
December 31, 2007	$3,300,000
December 31, 2008	$5,650,000
December 31, 2009	$5,200,000

Fiscal Year End	Maximum Capital Expenditures
December 31, 2010 and for each Fiscal Year thereafter	$5,000,000

f.                                         the Compliance Certificate attached as Exhibit A to the Financing Agreement is hereby deleted in its entirety and the Compliance Certificate attached hereto as Exhibit A substituted therefor.

3.                                       Waiver and Consent.  The Borrowers have notified the Administrative Agent and the Lenders that Designated Defaults currently exist under the Financing Agreement. Effective as of the Effective Date, the Lenders hereby waive the Designated Defaults. In addition, the Borrowers have notified the Administrative Agent that, notwithstanding anything to the contrary contained in Section 2.05(d) of the Financing Agreement, in connection with the Preferred Stock Issuance (as such term is defined in Section 5(c) hereof), the Borrowers desire to apply all of the proceeds thereof to the repayment of the Term Loan B (to be applied against the remaining principal amortization payments of such Term Loan B pro rata based on the respective amounts thereof) (such application being hereinafter referred to as the “Modified Prepayment  Application”). The Borrowers have requested that the Administrative Agent and the Lenders consent to such Modified Prepayment Application. Effective as of the Effective Date, the Lenders hereby consent to the proceeds of the Preferred Stock Issuance being applied pursuant to the Modified Prepayment Application.

4.                                       Covenants.  In connection with the execution of this Amendment, Borrowers hereby covenant and agree, in addition to any fees or other amounts paid or payable to Administrative Agent or the Lenders under the terms of the Financing Agreement, including the fees and other amounts set forth in the Fee Letter, Borrowers agree to pay, or cause to be paid, to Administrative Agent, in each case, for the ratable benefit of the Lenders, on the Effective Date, a fully-earned, non-refundable amendment fee in an amount equal to One Hundred Fifty-Seven Thousand Five Hundred Dollars ($157,500).

5.                                       Conditions.  The effectiveness of this Amendment is subject to the following conditions precedent, with the date on which such conditions have been satisfied being March [161, 2007 (the “Effective Date”):

a.                                       the execution and delivery of this Amendment by each Loan Party, Administrative Agent and the Required Lenders;

b.                                      the receipt by Administrative Agent of the amendment fees pursuant to Section 4 hereof;

c.                                       Parent shall have issued 30,000 shares of its Series C preferred stock to the Series C Holders in exchange for cash consideration of not less than $3,000,000 (the “Preferred Stock Issuance”), the proceeds of which shall be used to repay the Loans pursuant to the Modified Prepayment Application;

d.                                      the receipt by Administrative Agent of certified copies of all Organization Documents of Parent to be amended with respect to the Preferred Stock Issuance and each other agreement entered into in connection therewith, each of which shall be in form and substance acceptable to Administrative Agent;

e.                                       the truth and accuracy of the representations and warranties contained in Section 6 hereof; and

f.                                         no Default or Event of Default other than the Designated Defaults shall have occurred or be continuing.

6.                                       Representations and Warranties.  Each Loan Party hereby represents and warrants to Administrative Agent and each Lender as follows:

a.                                       after giving effect to this Amendment, the representations and warranties of the Loan Parties contained in the Loan Documents are true and correct in all material respects as of the date hereof (except to the extent that any such representation or warranty (A) expressly refers to an earlier date, in which case such representation or warranty remains true and correct as of such earlier date, (B) is not true and correct due to events or conditions, the occurrence or existence of which are not prohibited by the Financing Agreement or the other Loan Documents and which do not, in and of themselves, constitute a Default or Event of Default or (C) is not true and correct as a result of disclosures made in writing to, and approved by, the Administrative Agent and Lenders in connection with a Permitted Acquisition);

b.                                      the execution, delivery and performance by such Loan Party of this Amendment are within its powers, have been duly authorized by all necessary action pursuant to its Organization Documents, require no further action by or in respect of, or filing with, any governmental body, agency or official and do not violate, conflict with or cause a breach or a default under any provision of applicable law or regulation or of the Organization Documents of any Loan Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon it;

c.                                       this Amendment constitutes the valid and binding obligation of the Loan Parties, enforceable against such Persons in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws; and

d.                                      other than with respect to the Designated Defaults, no Default or Event of Default exists.

7.                                       No Waiver.  The waivers in Section 3 hereof shall not be deemed waivers of any other Default or Event of Default (other than the Designated Defaults) which has occurred or exists under the Financing Agreement or hereafter may occur under the Financing Agreement, as amended, or to establish a custom or course of dealing among any Borrower, any Guarantor, Administrative Agent, the Lenders or any of them. Except as specifically set forth herein, Administrative Agent and the Lenders hereby expressly reserve all of their rights and remedies under the Financing Agreement, as amended, the other Loan Documents and applicable law.

Except as contained herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any other term or condition contained in the Financing Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as amended hereby, the Financing Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Financing Agreement shall be deemed to be references to the Financing Agreement as amended hereby.

8.                                       Severability.  In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

9.                                       Headings.  Headings and captions used in this Amendment (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.

10.                                 GOVERNING LAW; SUBMISSION TO JURISDICTION.  THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. EACH LOAN PARTY HEREBY RATIFIES AND AFFIRMS THE CONSENT TO THE JURISDICTION CONTAINED IN SECTION 11.09 OF THE FINANCING AGREEMENT WITH RESPECT TO ALL ACTIONS ARISING OUT OF THIS AMENDMENT.

11.                                 WAIVER OF JURY TRIAL.  EACH LOAN PARTY, ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AMENDMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY OTHER AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AMENDMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ADMINISTRATIVE AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ADMINISTRATIVE AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE LENDERS ENTERING INTO THIS AMENDMENT.

12.                                 Counterparts; Integration.  This Amendment may be executed and delivered via facsimile with the same force and effect as if an original were executed and may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument. This Amendment constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

13.                                 Reaffirmation.  Each of the Loan Parties as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Borrowers’ Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grants of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each of the Loan Parties hereby consents to this Amendment and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.

[Remainder of Page Intentionally Left Blank; Signature Page. Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written,

BORROWERS:

BODY SHOP .AMERICA, INC., a Florida corporation

By:	/s/ George Kolber
Name:
Title:

CATALOGUE VENTURES, INC., a Florida corporation

By:	/s/ George Kolber
Name:
Title:

GUARANTORS:

BODY SHOP ACQUISITIONS CORP., a Delaware corporation

By:	/s/ George Kolber
Name:
Title:

RINZI AIR., L.L.C., a Florida limited liability company

By:	Body Shop of America, Inc., its sole Member

By:	/s/ George Kolber
Name:
Title:

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ADMINISTRATIVE AGENT:

DYMAS FUNDING COMPANY, LLC, as Administrative Agent

By:	Dymas Capital Management Company, LLC, its Manager

By:	/s/ Kenneth B. Leonard
Name:	Kenneth B. Leonard
Title:	Managing Director

LENDERS:

CHURCHILL FINANCIAL CAYMAN LTD., as a Lender

By:	/s/ Christopher Cox
Name:	Christopher Cox
Title:	Managing Director

NEWSTAR SHORT-TERM FUNDING LLC, as a Lender

By	NewStar Financial, Inc., its Designated
Manager

By:	/s/ P. Emery Covington
Name:	P. Emery Covington
Title:	NewStar Financial
Managing Director
Portfolio Management

NEWSTAR LLC 2005-1, as a Lender

By:	NewStar Financial, Inc., its Sole Member

By:	/s/ P. Emery Covington
Name:	P. Emery Covington
Title:	NewStar Financial
Managing Director
Portfolio Management

2

A3 FUNDING LP, as a Lender

By:	A3 Fund Management LLC, its General Partner

By:	/s/ Alexander J. Ornstein
Name:	Alexander J. Ornstein
Title:	Vice President

ABLECO FINANCE LLC, as a Lender

By:	/s/ Alexander J. Ornstein
Name:	Alexander J. Ornstein
Title:	Vice President

NATIONAL CITY BANK, as a Lender

By:	/s/ Jennifer A. Obers
Name:	Jennifer A. Obers
Title:	Relationship Manager

CAPITALSOURCE FINANCE LLC, as a Lender

By:	/s/ John N. Toufanian
Name:	John N. Toufanian
Title:	Authorized Signatory

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